Exhibit 21.1
NorthStar Realty Europe Corp.
Significant Subsidiaries of the Registrant

Entity Name	Formation Jurisdiction
Northstar Realty Europe LP	Delaware, USA
Prime Holdings - T (US), LLC	Delaware, USA
Prime Holdco A-T, S.a.r.l.	Luxembourg
Prime Holdco B-T, S.a.r.l.	Luxembourg
Prime Holdco C-T, S.a.r.l.	Luxembourg
Prime Pool VII-T S.a.r.l.	Luxembourg
Prime UK Portman-T, S.a.r.l.	Luxembourg
Prime Pool II-T S.a.r.l.	Luxembourg
OPCI Prime	France
SCI Prime FRA Issy-T	Luxembourg
Prime Pool I - T, S.a.r.l.	Luxembourg
Trias Pool I - T, S.a.r.l.	Luxembourg
Trias Holdco A - T S.a.r.l.	Luxembourg
Trias Holdco B - T S.a.r.l.	Luxembourg
Trias Holdco C - T S.a.r.l.	Luxembourg
Trias Holdings - T (US), LLC	Delaware, USA
Prime NLD Rotterdam-T BV	Netherlands
Symbol Holdings - T (US) LLC	Delaware, USA
Symbol Holdco A-T S.a.r.l.	Luxembourg
Symbol Holdco B-T S.a.r.l.	Luxembourg
Symbol Holdco C-T S.a.r.l.	Luxembourg
Symbol I - T S.a.r.l.	Luxembourg
Symbol II - T S.a.r.l.	Luxembourg
Symbol III - T S.a.r.l.	Luxembourg
Symbol IV - T S.a.r.l.	Luxembourg